Exhibit 99.3

CONSENT OF EVERCORE GROUP L.L.C.

December 11, 2015

The Board of Directors of

EMC Corporation

176 South Street

Hopkinton, MA 01748

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated October 11, 2015, to the Board of Directors of EMC Corporation (the “Company”) as Annex E to, and reference thereto under the captions “Summary—Opinions of EMC’s Financial Advisors—Opinion of Evercore”, “Proposal 1: Approval of the Merger Agreement—Background of the Merger”, “Proposal 1: Approval of the Merger Agreement—EMC’s Reasons for the Merger; Recommendation of the EMC Board of Directors” and “Proposal 1: Approval of the Merger Agreement—Opinions of EMC’s Financial Advisors—Opinion of Evercore” in, the proxy statement/prospectus included in the Registration Statement on Form S-4 to be filed with the U.S. Securities and Exchange Commission on or about December 11, 2015, (the “Registration Statement”) and relating to the proposed merger involving the Company and Universal Acquisition Co., a wholly owned subsidiary of Denali Holding Inc. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), joint proxy statement/prospectus or any other document, except with our prior written consent. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ J. Stuart Francis
Evercore Group L.L.C.